SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant

Previous independent registered public accounting firm

On June 2, 2015, AVT, Inc. (the “Registrant” or the “Company”) notified RBSM LLP (“RBSM”) that it was dismissing RBSM as the Registrant’s  independent registered public accounting firm. The decision to dismiss RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on May 29, 2015.  RBSM did not issue any reports on the Company’s financial statements.

The Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction.

The Company provided RBSM with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from RBSM is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On May 29, 2015,  (the “Engagement Date”), the Company engaged PRITCHETT, SILER & HARDY, P.C., 1466 N. Highway 89, Suite 230, Farmington, UT 84025(“Pritchett”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage Pritchett as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with Pritchett regarding either:

1.  the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Pritchett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.  any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from RBSM LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	Wayne Salvino ________________________
By:	Wayne Salvino
Its:	President June 2, 2015